Exhibit 5.1
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            [letterhead of Perley-Robertson, Hill and McDougall LLP]



Lawyers/Patent & Trademark Agents
Avocats/Agents de brevets et de marques de commerce


December 7, 2000



E-Cruiter.com Inc.
360 Albert Street, Suite 1510
Ottawa, Ontario
CANADA  K1R 7X7

Dear Sirs:

We have acted as counsel to E-Cruiter.com Inc. (the "Company"), a corporation organized under the laws of Canada, in connection with the preparation of a registration statement on Form S-8, (as the same may be amended, the "Registration Statement") relating to the offer and sale of shares of common stock of the Company, without par value (the "Common Shares) to be issued pursuant to the exercise of options granted or to be granted under the E-Cruiter.com Inc. 1997 Key Employee Stock Option Plan (the "1997 Plan") and the E-Cruiter.com Inc. 1999 Employee and Director Stock Option Plan (the "1999 Plan"). The aggregate of 356,983 Common Shares which may be issued pursuant to the exercise of options granted under the 1997 Plan and the aggregate of 1,150,000 Common Shares which may be issued pursuant to the exercise of options granted or to be granted under the 1999 Plan are collectively referred to herein as the "Option Shares".

We have examined originals or copies (certified or otherwise identified to our satisfaction) of the Articles of Incorporation and By-laws of the Company, the 1997 Plan, the 1999 Plan, the Registration Statement, the resolutions adopted by the Company's Board of Directors and its shareholders authorizing the 1997 Plan and the 1999 Plan, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. We have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

Based on the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that the 1997 Plan and the 1999 Plan have been duly authorized by all necessary corporate action of the Company and, upon issuance of the Option Shares in accordance with the terms of the 1997 Plan or the 1999 Plan, as applicable, and payment of the exercise price relating thereto, such Option Shares shall be validly issued, fully paid and non-assessable.

We give no opinion as to the application of the laws of any jurisdiction other than the province of Ontario.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any and all references to our firm in the prospectuses which are a part of the Registration Statement. In giving such consent we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

This opinion is to be used solely for the purpose of the registration of the Option Shares and may not be used for any other purpose.

Yours very truly,



/s/ Perley-Robertson, Hill & McDougall LLP





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